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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 16, 2021
INDIE SEMICONDUCTOR, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40481	87-0913788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

32 Journey Aliso Viejo, California	92656
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (949) 608-0854

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	INDI	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock for $11.50 per share	INDIW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 4.01.  Changes in Registrant’s Certifying Accountant

On June 10, 2021, Thunder Bridge Acquisition II, Ltd. (“Thunder Bridge II”) domesticated into a Delaware corporation and consummated a series of transactions that resulted in the combination (the “Business Combination”) of Thunder Bridge II with Ay Dee Kay, LLC d/b/a indie Semiconductor (“indie”) pursuant to a Master Transactions Agreement, dated December 14, 2020, as amended on May 3, 2021, by and among the registrant, which was formerly known as Thunder Bridge II Surviving Pubco, Inc. (the “Company”), Thunder Bridge II, indie, and the other parties named therein, following the approval at the extraordinary general meeting of the shareholders of Thunder Bridge II held on June 9, 2021. Upon completion of the Business Combination, the Company changed its name from Thunder Bridge II Surviving Pubco, Inc. to indie Semiconductor, Inc., and became the successor issuer to Thunder Bridge II. Prior to the Business Combination, Grant Thornton LLP (“Grant Thornton”) served as the principal accountant for Thunder Bridge II and the Company, and KPMG, LLP (“KPMG”) served as the principal accountant for indie.

On July 16, 2021, the Audit Committee of the Company’s Board of Directors (the “Audit Committee”) appointed KPMG LLP (“KPMG”), indie’s principal accountant, to serve as the principal accountant to audit the Company’s financial statements and determined that Grant Thornton LLP, Thunder Bridge II’s principal accountant, will not continue as the Company’s principal accountant.

Grant Thornton’s report on the Thunder Bridge II’s financial statements for the year ended December 31, 2020 and the period from February 13, 2019 (inception) through December 31, 2019 did not contain an adverse opinion or a disclaimer of opinion, nor was either report qualified or modified as to uncertainty, audit scope or accounting principles except for an explanatory paragraph in the report for (i) the fiscal period from February 13, 2019 (inception) through February 26, 2019 regarding substantial doubt about the ability of Thunder Bridge II to continue as a going concern and (ii) the restatement of the 2019 and 2020 financial statements to correct a misstatement related to the accounting treatment of the warrants issued in the initial public offering of Thunder Bridge II.

During the period from February 13, 2019 (Thunder Bridge II’s inception) through December 31, 2019, the year ended December 31, 2020 and the subsequent interim period through July 16, 2021, Thunder Bridge II did not have any disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Grant Thornton, would have caused it to make reference to the subject matter of the disagreement in connection with its report. No “reportable events” (as described in Item 304(a)(1)(v) of Regulation S-K) occurred during the period from February 13, 2019 (Thunder Bridge II’s inception) through December 31, 2019, the year ended December 31, 2020 or during the subsequent interim period, other than a material weakness in internal control over financial reporting related to management’s review of the accounting treatment of the warrants issued in the initial public offering of Thunder Bridge II that led to the restatement of the Thunder Bridge II’s financial statements.

During the period from February 13, 2019 (Thunder Bridge II’s inception) through December 31, 2019, the year ended December 31, 2020 and the the subsequent interim period through July 16, 2021, Thunder Bridge II and the Company did not consult KPMG regarding: either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Thunder Bridge II’s or the Company’s financial statements; or any matter that was either the subject of a disagreement (as described above) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

The Company provided Grant Thornton with a copy of the disclosures made pursuant to this Item 4.01 prior to the filing of this report, and requested Grant Thornton to furnish a letter addressed to the Securities and Exchange Commission, stating whether it agrees with such disclosures, and, if not, stating the respects in which it does not agree. The letter furnished by Grant Thornton in response to such request is attached to this report as Exhibit 16.1.

Item 9.01  Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

16.1	Letter from Grant Thornton LLP
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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDIE SEMICONDUCTOR, INC.

	By:	/s/ Ellen Bancroft
Name: Ellen Bancroft
Title: General Counsel and Secretary

Date: July 21, 2021
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